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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2008

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia                    000-25751                    58-2336689
(State or other jurisdiction of incorporation)            (Commission File Number)              (I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 400, Atlanta, Georgia, 30328
(Address of principal executive offices)

Registrant's telephone number, including area code:  770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.	Other Events

On December 19, 2008, CompuCredit Corporation announced a settlement with the Federal Deposit Insurance Corporation and the Federal Trade Commission to resolve their regulatory inquiries regarding the company’s credit card marketing practices.

    A copy of the press release announcing the settlement is attached hereto as Exhibit 99.1, and copies of the settlement documents are attached hereto as Exhibit 99.2.  These documents more fully describe the settlement and are incorporated herein by reference.

The press release contains forward-looking statements of the Company’s business and its financial condition, including the Company's assessment of the impact of the settlement and the ultimate amount of the credits and cash payments under the settlement. Actual results may differ from the results suggested by these forward-looking statements for a number of reasons, including that the finalization of the credits and cash payments must ultimately be made on an account-by-account basis.

    The foregoing, together with the exhibits hereto, shall be deemed “furnished” and not “filed” for all purposes. The filing of this Form 8-K in no way implies that the subject matter hereof is material to the Company

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated December 19, 2008
99.2	Settlement Documents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION
Dated: December 19, 2008	By:	/s/ J.Paul Whitehead, III
	Name:	J.Paul Whitehead, III
	Title:	Chief Financial Officer